UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As reported in the Current Report on Form 8-K filed by U.S. Energy Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on July 28, 2022 (as amended by Amendment No. 1 thereto filed with the Commission on July 29, 2022)(as amended, the “Original Form 8-K”), on June 29, 2022, the Company entered into a Purchase and Sale Agreement (the “PSA”) with ETXENERGY, LLC (the “Seller”), pursuant to which the Company acquired, on July 27, 2022, and effective on June 1, 2022, all of the Seller’s rights to, and interest in, certain operated producing properties totaling approximately 16,600 net acres, located in Henderson and Anderson Counties, Texas. The acquisition included certain wells, pipelines, contracts, technical data, records, personal property and hydrocarbons associated with the Properties, including two pipeline gathering systems and related infrastructure (collectively with the oil and gas properties acquired, the “Acquired Assets”). The purchase price for the Acquired Assets was $11.875 million in cash, subject to customary working capital and other adjustments as set forth in the PSA, a total of $590,000 (five percent (5%) of the purchase price) of which was previously paid by the Company to the Seller as a deposit towards the purchase price at the time of the entry into the PSA and credited against the closing payment.

At the time of filing the Original Form 8-K, the Company disclosed that the financial statements of the Acquired Assets and the pro forma financial information relative to the acquisition of the Acquired Assets would be filed no later than 71 calendar days after the date that the Original Form 8-K was required to be filed.

The Company has since analyzed the significance of the acquisition of the Acquired Assets pursuant to Regulation S-X and determined that no financial statements or pro forma financial information is required with respect to the acquisition of the Acquired Assets under Regulation S-X.

This Form 8-K/A is being filed solely to amend the disclosure set forth Item 9.01 of the Original Form 8-K to state that no historical financial statements of the Acquired Assets or related combined pro forma financial information are required to be filed.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company has determined that no financial statements are required under Regulation S-X with respect to the acquisition of the Acquired Assets.

(b) Pro Forma Financial Information

The Company has determined that no pro forma financial information is required under Regulation S-X with respect to the acquisition of the Acquired Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: October 5, 2022	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer